UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  July 7, 2016

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On July 7, 2016, a subsidiary of Bloomin’ Brands, Inc. (the “Company”) entered into an agreement to sell its South Korean business for approximately $49.4 million (based on current exchange rates) in cash, subject to adjustment. The sale is expected to be completed in the Company’s third fiscal quarter, subject to customary closing conditions. Upon completion of the sale, the Company’s restaurant locations in South Korea will be operated as franchises under an agreement with the buyer.

In connection with the sale, the Company expects to recognize a pre-tax impairment charge, of approximately $9.0 million to $13.0 million during the thirteen weeks ended June 26, 2016, as well as additional tax liabilities, including incremental taxes on earnings that were previously considered permanently reinvested. These charges are expected to be excluded from the Company’s adjusted metrics since they are not indicative of the Company’s core operating performance. The amounts and timing of all estimates are preliminary and subject to a number of assumptions, and actual results may differ.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date: July 11, 2016	By:	/s/ Joseph J. Kadow
Joseph J. Kadow
Executive Vice President and Chief Legal Officer

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